EXHIBIT 4.3

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                      STOCKHOLDER EQUITY WARRANT AGREEMENT


                           DATED AS OF AUGUST 9, 2005


                                       FOR


                              WARRANTS TO PURCHASE


                     UP TO 11,450,182 SHARES OF COMMON STOCK


                                     BETWEEN


                                  EXPEDIA, INC.


                                       and


                        MELLON INVESTOR SERVICES LLC, AS

                              Equity Warrant Agent







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                                TABLE OF CONTENTS

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
                                                                                                                PAGE

Article 1.        Definitions.....................................................................................2

Article 2.        Issuance of Equity Warrants and Execution and Delivery of Equity Warrant Certificates...........3
                  Section 2.1       Issuance of Equity Warrants...................................................3
                  Section 2.2       Form and Execution of Equity Warrant Certificates.............................3
                  Section 2.3       Issuance and Delivery of Equity Warrant Certificates..........................4
                  Section 2.4       Temporary Equity Warrant Certificates.........................................5
                  Section 2.5       Payment of Taxes..............................................................5
                  Section 2.6.      Book-Entry Provisions for Equity Warrants.....................................5

Article 3.        Duration and Exercise of Equity Warrants........................................................7
                  Section 3.1       Exercise Price................................................................7
                  Section 3.2       Duration of Equity Warrants...................................................7
                  Section 3.3       Exercise of Equity Warrants...................................................7

Article 4.        Adjustments of Number of Shares.................................................................8
                  Section 4.1       Adjustments...................................................................8
                  Section 4.2       Statement on Warrants........................................................11
                  Section 4.3       Cash Payments in Lieu of Fractional Shares...................................11
                  Section 4.4       Notices to Warrantholders....................................................11

Article 5.        Other Provisions Relating to Rights of Holders of Equity Warrants..............................11
                  Section 5.1       No Rights as Holder of Common Stock Conferred by Equity Warrants or Equity
                                    Warrant Certificates.........................................................11
                  Section 5.2       Lost, Stolen, Destroyed or Mutilated Equity Warrant Certificates.............12
                  Section 5.3       Holders of Equity Warrants May Enforce Rights................................12
                  Section 5.4       Consolidation or Merger or Sale of Assets....................................12

Article 6.        Exchange and Transfer of Equity Warrants.......................................................13
                  Section 6.1       Equity Warrant Register; Exchange and Transfer of Equity Warrants............13
                  Section 6.2       Treatment of Holders of Equity Warrants......................................14
                  Section 6.3       Cancellation of Equity Warrant Certificates..................................14

Article 7.        Concerning the Equity Warrant Agent............................................................14
                  Section 7.1       Equity Warrant Agent.........................................................14
                  Section 7.2       Conditions of Equity Warrant Agent's Obligations.............................14
                  Section 7.3       Compliance with Applicable Laws..............................................17
                  Section 7.4       Resignation and Appointment of Successor.....................................17

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Article 8.        Miscellaneous..................................................................................19
                  Section 8.1       Amendment....................................................................19
                  Section 8.2       Notices and Demands to the Company and Equity Warrant Agent..................19
                  Section 8.3       Addresses for Notices........................................................19
                  Section 8.4       Governing Law................................................................19
                  Section 8.5       Governmental Approvals.......................................................19
                  Section 8.6       Reservation of Shares of Common Stock........................................20
                  Section 8.7       Covenant Regarding Shares of Common Stock....................................20
                  Section 8.8       Persons Having Rights Under Agreement........................................20
                  Section 8.9       Delivery of Prospectus.......................................................21
                  Section 8.10      Headings.....................................................................21
                  Section 8.11      Counterparts.................................................................21
                  Section 8.12      Inspection of Agreement......................................................21

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               THIS STOCKHOLDER EQUITY WARRANT AGREEMENT (the "AGREEMENT"),
dated as of August 9, 2005, between Expedia, Inc. (the "COMPANY" or "EXPEDIA"), a Delaware corporation and Mellon Investor Services LLC, a New Jersey limited liability company, as warrant agent (the "EQUITY WARRANT AGENT").

               WHEREAS, the Board of Directors of IAC/InterActiveCorp ("IAC") has determined that it is appropriate and desirable to spin-off Expedia into a separate, publicly-traded company by separating IAC's principal travel and travel-related businesses, and related assets and liabilities, and contributing them to Expedia and effecting a reclassification of the capital stock of IAC and a division of IAC securities into securities of both IAC and Expedia, such that registered owners of IAC securities immediately prior to the reclassification will own securities of both IAC and Expedia immediately after the reclassification (such transactions taken together, the "SPIN-OFF");

               WHEREAS, IAC and Expedia have entered in that certain Separation Agreement, dated as of August 9, 2005 (the "SEPARATION AGREEMENT"), which sets forth, among other things, the necessary steps for the reclassification and division of IAC securities and the issuance of Expedia securities, in each case, for purposes of effecting the Spin-Off, and which further provides that IAC will effect a two-for-one reverse stock split immediately prior to the Effective Time (as defined in the Separation Agreement) of the reclassification;

               WHEREAS, IAC has issued and outstanding certain equity warrants governed by that certain Stockholder Equity Warrant Agreement, by and between IAC and Mellon Investor Services, LLC, dated as of August 8, 2003 (the "2003 IAC WARRANT AGREEMENT"), pursuant to which certain warrants were issued (the "2003 IAC WARRANTS");

               WHEREAS, in accordance with the terms of the Separation Agreement, following the completion of the Spin-Off, each 2003 IAC Warrant will convert into a warrant to purchase .969375 shares of IAC Common Stock, par value $0.001 at an exercise price of $14.44 (the "New IAC Warrants") and a warrant to purchase .969375 shares of Expedia Common Stock, par value $0.001 (the "Common Stock") at an exercise price of $11.56 (the "Equity Warrants"). The form and terms of the Equity Warrants shall mirror, in all material respects, those of the 2003 IAC Warrants, in each case, as set forth in detail in the 2003 IAC Warrant Agreement;

               WHEREAS, the Company desires the Equity Warrant Agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Equity Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Equity Warrants may be issued, exchanged, cancelled, replaced and exercised; and



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               WHEREAS, the Company has duly authorized the execution and delivery of this Agreement to provide for the issuance of the Equity Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided.

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

               "CLOSING PRICE" for each Trading Day shall be the last reported sales price regular way, during regular trading hours, or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way, during regular trading hours, for such day, in each case on The Nasdaq Stock Market or, if not listed or quoted on such market, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as published by NASDAQ. If the Common Stock is not publicly held or so listed or publicly traded, "CLOSING PRICE" shall mean the Fair Market Value per share as determined in good faith by the board of directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected in good faith by the board of directors of the Company.

               "2003 IAC WARRANTS" shall have the meaning set forth in the recitals hereto.

               "2003 IAC WARRANT AGREEMENT" shall have the meaning set forth in the recitals hereto.

               "EQUITY WARRANT" shall have the meaning set forth in the recitals hereto.

               "CLOSING DATE" shall have the meaning set forth in Section 2.1 hereto.

               "COMMON STOCK" shall have the meaning set forth in the recitals hereto.

               "CURRENT MARKET PRICE" shall have the meaning set forth in
Section 4.1(d).

               "EQUITY WARRANT" shall have the meaning set forth in the recitals hereto.

               "EQUITY WARRANT CERTIFICATES" shall have the meaning set forth in
Section 2.6.

               "EQUITY WARRANT REGISTER" shall have the meaning set forth in
Section 6.1.

               "EXERCISE DATE" shall have the meaning set forth in Section
3.3(a).

               "EXERCISE PRICE" shall have the meaning set forth in Section 3.1.

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               "EXPIRATION DATE" means 5:00 p.m. New York City time on February
4, 2009.

               "FAIR MARKET VALUE" means the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

               "FORMED, SURVIVING OR ACQUIRING CORPORATION" shall have the meaning set forth in Section 5.4.

               "HOLDER" means the Person or Persons in whose name such Equity Warrant Certificate shall then be registered as set forth in the Equity Warrant Register to be maintained by the Equity Warrant Agent pursuant to Section 6.1 for that purpose.

               "NON-ELECTING SHARE" shall have the meaning set forth in Section 5.4.

               "OFFICER'S CERTIFICATE" shall have the meaning set forth in
Section 7.2(f).

               "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization.

               "PROSPECTUS" shall have the meaning set forth in Section 8.9.

               "SALE TRANSACTION" shall have the meaning set forth in Section
5.4.

               "SEPARATION AGREEMENT" shall have the meaning set forth in the recitals hereto.

               "SPIN-OFF" shall have the meaning set forth in the recitals hereto.

               "TIME OF DETERMINATION" shall have the meaning set forth in
Section 4.1(d).

               "TRADING DAY" shall mean a day on which the securities exchange utilized for the purpose of calculating the Closing Price shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day on which The Nasdaq Stock Market is open for business.

                                   ARTICLE 2.

                  ISSUANCE OF EQUITY WARRANTS AND EXECUTION AND
                     DELIVERY OF EQUITY WARRANT CERTIFICATES

               Section 2.1 ISSUANCE OF EQUITY WARRANTS. Equity Warrants shall only be issued by the Company on the closing date of the Spin-Off (the "CLOSING DATE"). The Company shall promptly notify the Equity Warrant Agent in writing of the occurrence of the Closing Date and the issuance of the Equity Warrants.

               Section 2.2 FORM AND EXECUTION OF EQUITY WARRANT CERTIFICATES.

               (a) Except as provided in Section 2.6, the Equity Warrants shall be evidenced by the equity warrant certificates, which shall be in registered form and substantially in the form set forth as Exhibit A attached hereto (the "EQUITY WARRANT CERTIFICATES"). Each

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Equity Warrant Certificate shall be dated the date it is countersigned by the
Equity Warrant Agent and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, which do not change the Equity Warrant Agent's duties, liabilities or obligations, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Equity Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (his execution thereof to be conclusive evidence of such approval). Each Equity Warrant Certificate shall evidence one or more Equity Warrants.

               (b) The Equity Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman, its Vice Chairman, its Chief Executive Officer, President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company, whether or not designated by a number or a word or words added before or after the title "VICE PRESIDENT") under its corporate seal, and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Equity Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Equity Warrant Certificates.

               (c) No Equity Warrant Certificate shall be valid for any purpose, and no Equity Warrant evidenced thereby shall be deemed issued or exercisable, until such Equity Warrant Certificate has been countersigned by the manual or facsimile signature of the Equity Warrant Agent. Such signature by the Equity Warrant Agent upon any Equity Warrant Certificate executed by the Company shall be conclusive evidence that the Equity Warrant Certificate so countersigned has been duly issued hereunder.

               (d) In case any officer of the Company who shall have signed any Equity Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Equity Warrant Certificate so signed shall have been countersigned and delivered by the Equity Warrant Agent, such Equity Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Equity Warrant Certificate had not ceased to be such officer of the Company; and any Equity Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Equity Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

               Section 2.3 ISSUANCE AND DELIVERY OF EQUITY WARRANT CERTIFICATES. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Equity Warrant Certificates executed by the Company to the Equity Warrant Agent for countersignature. Except as provided in the following sentence, the Equity Warrant Agent shall thereupon countersign and deliver such Equity Warrant Certificates to or upon the written request of the Company. Subsequent to the original issuance of an Equity Warrant Certificate

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evidencing Equity Warrants, the Equity Warrant Agent shall countersign a new
Equity Warrant Certificate evidencing such Equity Warrants only if such Equity Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Equity Warrant Certificates evidencing such Equity Warrants or in connection with their transfer, as hereinafter provided.

               Section 2.4 TEMPORARY EQUITY WARRANT CERTIFICATES. Pending the preparation of a definitive Equity Warrant Certificate, the Company may execute, and upon the written order of the Company, the Equity Warrant Agent shall countersign and deliver, temporary Equity Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Equity Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Equity Warrant Certificates may determine are in compliance with this Agreement, as evidenced by his execution of such Equity Warrant Certificates.

               If temporary Equity Warrant Certificates are issued, the Company will cause definitive Equity Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Equity Warrant Certificates, the temporary Equity Warrant Certificates shall be exchangeable for definitive Equity Warrant Certificates upon surrender of the temporary Equity Warrant Certificates at the office of the Equity Warrant Agent designated for such purpose. Upon surrender for cancellation of any one or more temporary Equity Warrant Certificates, the Company shall execute and the Equity Warrant Agent shall countersign and deliver in exchange therefor definitive Equity Warrant Certificates representing the same aggregate number of Equity Warrants which were represented on the temporary Equity Warrant Certificate. Until so exchanged, the temporary Equity Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Equity Warrant Certificates.

               Section 2.5 PAYMENT OF TRANSFER TAXES. The Company will pay all transfer, stamp and other similar taxes, if any, to which this Agreement or the original issuance, or exercise, of the Equity Warrants or Equity Warrant Certificates may be subject under the laws of the United States of America or any state or locality; PROVIDED, HOWEVER, that the Holder, and not the Company, shall be required to pay any transfer, stamp or other similar tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Common Stock where the Holder designates the shares to be issued in a name other than the name of the Holder; and in the event that any such transfer is involved, the Company shall not be required to issue any Common Stock (and the purchase of the shares of Common Stock issued upon the exercise of such Holder's Equity Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

               Section 2.6 BOOK-ENTRY PROVISIONS FOR EQUITY WARRANTS. Unless (i) a Holder specifically requests in writing to the Equity Warrant Agent and to the Company that the Equity Warrants be in certificated form, PROVIDED, that such certification request may be made only with respect to such Holder's vested Equity Warrants, or (ii) the Company instructs the Equity Warrant Agent in writing to issue Warrant Certificates in respect of a Holder's Equity Warrants that fall below a de minimus amount, as determined by the Company, paper certificates representing the Equity Warrants will not be issued by the Company. Instead, the Equity Warrants shall (i) be registered on the books and records of the Equity Warrant Agent in the name of the Holder, and the Holder

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shall, subject to any cancellation or expiration thereof, be treated as the owner of such Equity Warrants for all purposes, (ii) be delivered to the Equity Warrant Agent in electronic form to be held for the account for such Holder, and
(iii) bear the same restrictions and legends applicable to such Equity Warrants had such Equity Warrants been certificated as provided herein.

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                                   ARTICLE 3.

                    DURATION AND EXERCISE OF EQUITY WARRANTS

               Section 3.1 EXERCISE PRICE. Each Equity Warrant shall entitle the Holder thereof to purchase .969375 shares of Common Stock for $11.56 (the "EXERCISE PRICE"), subject to the terms herein. The number of shares of Common Stock which shall be purchasable upon the payment of the Exercise Price shall be subject to adjustment pursuant to Article 4 hereof.

               Section 3.2 DURATION OF EQUITY WARRANTS. Each Equity Warrant may be exercised at any time up to the Expiration Date. Each Equity Warrant not exercised on or prior to the Expiration Date shall become void, and all rights of the Holder of such Equity Warrant thereunder and under this Agreement shall cease.

               Section 3.3 EXERCISE OF EQUITY WARRANTS.

               (a) The Holder of an Equity Warrant shall have the right, at its option, to exercise such Equity Warrant and purchase .969375 shares of Common Stock during the period referred to in Section 3.2, subject to adjustment pursuant to Article 4 hereof. Except as may be provided in an Equity Warrant Certificate, an Equity Warrant may be exercised (i) in the event that such Equity Warrant has been certificated, by completing the form of election to purchase set forth on the reverse side of the Equity Warrant Certificate, or
(ii) in the event that such Equity Warrant has not been certificated, by completing a Notice of Purchase in the form attached hereto as EXHIBIT B, by duly executing the same, and by delivering the same, together with payment in full of the Exercise Price, in lawful money of the United States of America, in cash or by certified or official bank check or by bank wire transfer, to the Equity Warrant Agent at its office designated for such purpose. Except as may be provided in an Equity Warrant Certificate, the date on which such Equity Warrant Certificate and payment are received by the Equity Warrant Agent as aforesaid shall be deemed to be the date on which the Equity Warrant is exercised and the relevant shares of Common Stock are issued (the "EXERCISE DATE").

               (b) Upon the exercise of an Equity Warrant, the Company shall, as soon as practicable, issue, to or upon the order of the Holder of such Equity Warrant, the shares of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder.

               (c) Unless the Equity Warrant Agent and the Company agree in writing otherwise, the Equity Warrant Agent shall deposit all funds received by it in payment of the Equity Warrant Price for Equity Warrants in the non-interest bearing account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Exercise Price for Equity Warrants is received, of the amount so deposited in such account. The Equity Warrant Agent shall, if so requested by the Company in writing, promptly confirm such telephone advice in writing to the Company.

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               (d) The Equity Warrant Agent shall, upon the written request of the Company, advise the Company of (i) the number of Equity Warrants exercised as provided herein, (ii) the written instructions it receives from each Holder of such Equity Warrants with respect to the delivery of the Common Stock issued upon exercise of such Equity Warrants to which such Holder is entitled upon such exercise, and (iii) such other information as the Company shall reasonably require. Such advice may be given by telephone to be confirmed in writing.

                                   ARTICLE 4.

                         ADJUSTMENTS OF NUMBER OF SHARES

               Section 4.1 ADJUSTMENTS. The number of shares of Common Stock purchasable upon the exercise of the Equity Warrants shall be subject to adjustment as follows:

               (a) In case the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification, recapitalization or reorganization of its Common Stock any shares of capital stock of the Company, then in each such case the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be equitably adjusted so that the Holder of any Equity Warrant thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which such Holder would have owned or been entitled to receive immediately following such action had such Equity Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection 4.1(a) shall become effective immediately after the record date and written notice thereof to the Equity Warrant Agent, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection 4.1(a), the Holder of any Equity Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Company's board of directors (whose determination shall be in its good faith judgment and shall be described in a statement filed by the Company with the Equity Warrant Agent and which shall be conclusive for all purposes) shall determine the allocation of the Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

               (b) In case the Company shall issue options, rights or warrants to holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock or other securities convertible or exchangeable for shares of Common Stock at a price per share of Common Stock less than the Current Market Price (as determined pursuant to subsection (d) of this Section 4.1) (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend

                                      -8-

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reinvestment plan of the Company in effect at the time hereof or any other similar plan adopted or implemented hereafter, it being agreed that none of the adjustments set forth in this Section 4.1 shall apply to the issuance of stock, rights, warrants or other property pursuant to such benefit plans), then the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be adjusted so that it shall equal the product obtained by multiplying the number of shares of Common Stock issuable upon exercise of an Equity Warrant immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; PROVIDED, HOWEVER, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be readjusted to the number of shares of Common Stock issuable upon exercise of an Equity Warrant which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any security covered by this Section 4.1(b) entitles the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for the issuance of such options, rights, warrants or convertible or exchangeable securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto) to be received by the Company upon the exercise, conversion or exchange of such securities, the value of such consideration, if other than cash, to be determined by the Company's board of directors in its good faith judgment (whose determination shall be described in a statement filed by the Company with the Equity Warrant Agent, and which statement the Equity Warrant Agent shall be entitled to rely on for all purposes and the Equity Warrant Agent shall have no obligation to investigate or confirm the accuracy thereof.)

               (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding any regular periodic cash dividend of the Company and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (a) of this Section 4.1) or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in subsection (b) of this Section 4.1), then in each such case the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be adjusted so that the same shall equal the

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product determined by multiplying the number of shares of Common Stock issuable upon exercise of an Equity Warrant immediately prior to the record date of such distribution by a fraction of which the numerator shall be the Current Market Price as of the Time of Determination, and of which the denominator shall be such Current Market Price less the Fair Market Value on such record date (as determined by the Company's board of directors in its good faith judgment, whose determination shall be described in a statement filed by the Company with the stock transfer or conversion agent and the Equity Warrant Agent, as appropriate, and which statement the Equity Warrant Agent shall be entitled to rely on for all purposes and the Equity Warrant Agent shall have no obligation to investigate or confirm the accuracy thereof) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (d) For the purpose of any computation under subsections (b) and
(c) of this Section 4.1, the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the shorter of (A) 10 consecutive Trading Days ending on the day immediately preceding the applicable Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last day prior to the applicable Time of Determination. For purposes of the foregoing, the term "TIME OF DETERMINATION" shall mean the time and date of the record date for determining stockholders entitled to receive the rights, warrants or distributions referred to in Section 4.1(b) and (c).

               (e) In any case in which this Section 4.1 shall require that an adjustment in the amount of Common Stock or other property to be received by a Holder upon exercise of an Equity Warrant be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice of such election to the Equity Warrant Agent) until the occurrence of such event the issuance to the Holder of any Equity Warrant exercised after such record date the Common Stock or other property issuable upon such exercise over and above the shares of Common Stock issuable upon such exercise prior to such adjustment, PROVIDED, HOWEVER, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares of Common Stock or other property, if any, upon the occurrence of the event requiring such adjustment.

               (f) No adjustment in the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be required to be made pursuant to this Section 4.1 unless such adjustment would require an increase or decrease of at least 1% of such number; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.1(f) shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be. Except as set forth in subsections 4.1(a), (b), and (c) above, the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall not be adjusted as a result of the issuance of

Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

               Section 4.2 STATEMENT ON WARRANTS. Irrespective of any adjustment in the amount of Common Stock issued upon exercise of an Equity Warrant, Equity Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Equity Warrants initially issuable pursuant to this Agreement.

               Section 4.3 CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon exercise of the Equity Warrants. If one or more Equity Warrants shall be exercised at one time by the same Holder, the number of full shares of Common Stock issuable to such Holder upon exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock issuable to such Holder. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the exercise of such Equity Warrants, the Company shall pay to the Holder of such Equity Warrants an amount in cash (computed to the nearest cent) equal to the Closing Price on the Exercise Date (or the next Trading Day if such date is not a Trading Day) multiplied by the fractional interest that otherwise would have been deliverable upon exercise of such Equity Warrants.

               Section 4.4 NOTICES TO WARRANTHOLDERS. (a) Upon any adjustment of the amount of Common Stock issuable upon exercise of an Equity Warrant pursuant to Section 4.1 (but not for any fractional cumulation as described in Section 4.1(f)), the Company within 30 days thereafter shall (i) cause to be filed with the Equity Warrant Agent an Officer's Certificate (as defined hereinafter) setting forth the amount of Common Stock issuable upon exercise of an Equity Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate, absent manifest error and any failure to comply with Section 4.1 (other than failures that are de minimus in nature), shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders at his address appearing on the Equity Warrant Register (as defined hereinafter) written notice of such adjustments by first-class mail, postage prepaid; PROVIDED, HOWEVER, that the Equity Warrant Agent shall be entitled to rely on such certificate for all purposes and shall have no obligation to investigate any error or any failure to comply with Section 4.1.

                                   ARTICLE 5.

        OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF EQUITY WARRANTS

               Section 5.1 NO RIGHTS AS HOLDER OF COMMON STOCK CONFERRED BY EQUITY WARRANTS OR EQUITY WARRANT CERTIFICATES. No Equity Warrant or Equity Warrant Certificate shall entitle the Holder to any of the rights of a holder of Common Stock, including, without limitation, voting, dividend or liquidation rights.

               Section 5.2 LOST, STOLEN, DESTROYED OR MUTILATED EQUITY WARRANT CERTIFICATES. Upon receipt by the Company and the Equity Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Equity Warrant Certificate and of indemnity (other than in connection with any mutilated Equity Warrant certificates surrendered to the Equity Warrant Agent for cancellation) satisfactory to them, the Company shall execute, and the Equity Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Equity Warrant Certificate, a new Equity Warrant Certificate evidencing a like number of Equity Warrants of the same title. Upon the issuance of a new Equity Warrant Certificate under this Section, the Company may require the Holder to pay an amount sufficient to cover any transfer, stamp or other similar tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Equity Warrant Agent) in connection therewith. Every substitute Equity Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Equity Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Equity Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Equity Warrant Certificates, duly executed and delivered hereunder, evidencing Equity Warrants of the same title. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Equity Warrant Certificates.

               Section 5.3 HOLDERS OF EQUITY WARRANTS MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder may, without the consent of the Equity Warrant Agent, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of his right to exercise his Equity Warrants as provided in the Equity Warrants and in this Agreement.

               Section 5.4 CONSOLIDATION OR MERGER OR SALE OF ASSETS. For purposes of this Section 5.4, a "SALE TRANSACTION" means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Common Stock are converted into or exchanged for stock, other securities, cash or assets or following which any remaining outstanding shares of Common Stock fail to meet the listing standards imposed by each of the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market at the time of such transaction, but shall not include any transaction the primary purpose of which is the reincorporation of the Company in another jurisdiction of the United States of America so long as in such transaction each Equity Warrant shall convert into an equity security of the successor to the Company having rights identical to the Equity Warrant. If a Sale Transaction occurs, then lawful provision shall be made by the entity formed by such Sale Transaction or the entity whose securities, cash or other property will immediately after the Sale Transaction be owned, by virtue of such Sale Transaction, by the holders of Common Stock immediately prior to the Sale Transaction, or the entity which shall have acquired such securities of the Company (collectively the "FORMED, SURVIVING OR ACQUIRING CORPORATION"), as the case may be, providing that each Equity Warrant then outstanding shall thereafter be exercisable for the kind and amount of securities, cash or other property receivable upon such Sale Transaction by a holder of the number of shares of Common Stock that would have been received upon exercise of such Equity Warrant immediately prior to such Sale Transaction assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Sale Transaction (provided that, if the kind or amount of securities, cash or other property receivable upon such Sale Transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 5.4 the kind and amount of securities, cash or other property receivable upon such Sale Transaction for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). At the option of the Company, in lieu of the foregoing, the Company may require that in a Sale Transaction each Holder of an Equity Warrant shall receive in exchange for each such Equity Warrant a security of the Formed, Surviving or Acquiring Corporation having substantially equivalent rights as the Equity Warrant. Notwithstanding anything to the contrary herein, there will be no adjustments pursuant to Article 4 hereof in case of the issuance of any shares of Common Stock in a Sale Transaction except as provided in this Section 5.4. The provisions of this Section 5.4 shall similarly apply to successive Sale Transactions; PROVIDED, HOWEVER, that in no event shall a Holder of an Equity Warrant be entitled to more than one adjustment pursuant to this Section 5.4 in respect of a series of related transactions.

                                   ARTICLE 6.

                    EXCHANGE AND TRANSFER OF EQUITY WARRANTS

               Section 6.1 EQUITY WARRANTS REGISTER; EXCHANGE AND TRANSFER OF EQUITY WARRANTS. The Equity Warrant Agent shall maintain, at its office designated for such purpose, a register (the "EQUITY WARRANT REGISTER") in which, upon the issuance of Equity Warrants, and, subject to such reasonable regulations as the Equity Warrant Agent may prescribe, it shall register the Equity Warrants, whether held in electronic book-entry or as Equity Warrant Certificates, and exchanges and transfers thereof. The Equity Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

                  Except as provided in the following sentence, Equity Warrants, whether held in electronic book-entry form or represented by Equity Warrant Certificates, may be exchanged for one or more other Equity Warrants evidencing the same aggregate number of Equity Warrants of the same title, or may be transferred in whole or in part. A transfer shall be registered and an appropriate entry made in the Equity Warrant Register (i) in the case of Equity Warrants held in electronic book-entry form, upon receipt by the Equity Warrant Agent at its office designated for such purpose of irrevocable written instructions for exchange or transfer, all in form satisfactory to the Company and the Equity Warrant Agent, and (ii) in the case of Equity Warrant Certificates, upon surrender of an Equity Warrant Certificate to the Equity Warrant Agent at its office designated for such purpose for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Equity Warrant Agent. Whenever an Equity Warrant Certificate is surrendered for exchange or transfer, the Equity Warrant Agent shall countersign and deliver to the Person or Person entitled thereto one or more Equity Warrant Certificates duly executed by the Company, as so requested. The Equity Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a fraction of an Equity Warrant or an Equity Warrant Certificate evidencing a fraction of an Equity Warrant. All Equity Warrants, whether issued in electronic book-entry form or represented by Equity Warrant Certificates, issued upon any exchange or transfer of an Equity Warrant shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Equity Warrants surrendered for such exchange or transfer. No service charge shall be made for any exchange or transfer of Equity Warrants, but the Company may require payment of a sum sufficient to cover any transfer, stamp or other similar tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.5 hereof.

               Section 6.2 TREATMENT OF HOLDERS OF EQUITY WARRANTS. Every Holder of an Equity Warrant, by accepting the Equity Warrant Certificate evidencing the same, consents and agrees with the Company, the Equity Warrant Agent and with every other Holder of Equity Warrants that the Company and the Equity Warrant Agent may treat the record holder of an Equity Warrant Certificate as the absolute owner of such Equity Warrant for all purposes and as the Person entitled to exercise the rights represented by such Equity Warrant.

               Section 6.3 CANCELLATION OF EQUITY WARRANT CERTIFICATES. In the event that the Company shall purchase, redeem or otherwise acquire any Equity Warrants after the issuance thereof, the Equity Warrant Certificate shall thereupon be delivered to the Equity Warrant Agent and be canceled by it. The Equity Warrant Agent shall also cancel any Equity Warrant Certificate (including any mutilated Equity Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange or transfer. Equity Warrant Certificates so canceled shall be delivered by the Equity Warrant Agent to the Company from time to time, or disposed of in accordance with the written instructions of the Company.

                                   ARTICLE 7.

                       CONCERNING THE EQUITY WARRANT AGENT

               Section 7.1 EQUITY WARRANT AGENT. The Company hereby appoints Mellon Investor Services LLC as Equity Warrant Agent of the Company in respect of the Equity Warrants upon the expressed terms and conditions set forth herein; and Mellon Investor Services LLC hereby accepts such appointment. The Equity Warrant Agent shall have the powers and authority expressly granted to and conferred upon it in the Equity Warrant Certificates and hereby and such further powers and authority acceptable in writing to the Equity Warrant Agent to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Equity Warrant Certificates are subject to and governed by the terms and provisions hereof.

               Section 7.2 CONDITIONS OF EQUITY WARRANT AGENT'S OBLIGATIONS. The Equity Warrant Agent accepts its obligations expressly set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

               (a) COMPENSATION AND INDEMNIFICATION. The Company agrees promptly to pay the Equity Warrant Agent the compensation to be set forth in EXHIBIT C attached hereto and to reimburse the Equity Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by the Equity Warrant Agent in connection with the preparation, delivery, execution, administration and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Equity Warrant Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expenses (including without limitation, the reasonable costs and expense of defending against any claim of liability) incurred without gross negligence or bad faith on the part of the Equity Warrant Agent (as each is finally determined by a court of competent jurisdiction) for any action taken, suffered or omitted by the Equity Warrant Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder. The indemnification and exculpation provisions provided for herein, including, but not limited to those in Sections 7.2(a) and 7.2(b) hereof, shall survive the termination of this Agreement and the resignation or removal of the Equity Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

               (b) LIABILITY OF THE EQUITY WARRANT AGENT. The Equity Warrant Agent shall be liable hereunder only for its own gross negligence or bad faith, as each is finally determined by a court of competent jurisdiction. Anything to the contrary notwithstanding, in no event shall the Equity Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Equity Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Equity Warrant Agent under this Agreement will be limited to the amount of fees paid by the Company to the Equity Warrant Agent pursuant to this Agreement.

               (c) AGENT FOR THE COMPANY. In acting under this Agreement and in connection with any Equity Warrant Certificate, the Equity Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

               (d) COUNSEL. The Equity Warrant Agent may consult with counsel reasonably satisfactory to it, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (e) DOCUMENTS. The Equity Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certification, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

               (f) OFFICER'S CERTIFICATE. The Equity Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder, contained in a certificate signed by any one of the Chairman, the Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Treasurer, and Assistant Treasurer, the Secretary or an Assistant Secretary of the Company (an "OFFICER'S CERTIFICATE") delivered by the Company to the Equity Warrant Agent, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with any Officer's Certificate or for any delay in acting while waiting for such Officer's Certificate.

               (g) ACTIONS THROUGH AGENTS. The Equity Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and, with regard to acts performed through its attorneys, the Equity Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence or bad faith of the Equity Warrant Agent (as each is finally determined by a court of competent jurisdiction) in the selection and continued employment of such attorneys or agents.

               (h) CERTAIN TRANSACTIONS. The Equity Warrant Agent, and any stockholder, director, affiliate, officer or employee of the Equity Warrant Agent, may become the owner of, or acquire interest in, any Equity Warrant, with the same rights that he, she or it would have if it were not the Equity Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depositary, trustee or agent for, any committee or body of holders of any obligations of the Company as if it were not the Equity Warrant Agent.

               (i) NO LIABILITY FOR INTEREST. The Equity Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Equity Warrant Certificates, except as otherwise agreed in writing with the Company.

               (j) NO LIABILITY FOR INVALIDITY. The Equity Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Equity Warrant Agent) or any Equity Warrant Certificate (except as to the countersignature thereof by the Equity Warrant Agent).

               (k) NO RESPONSIBILITY FOR COMPANY REPRESENTATIONS. The Equity Warrant Agent shall not be liable or responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Equity Warrant Agent or action taken or to be taken by it) or in any Equity Warrant Certificate (except as to the Equity Warrant Agent's countersignature on such Equity Warrant Certificate), all of which recitals and representations are made solely by the Company.

               (l) NO IMPLIED OBLIGATIONS. The Equity Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Equity Warrant Agent shall not be under any obligation to take or omit any action hereunder that may subject it to any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Equity Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Equity Warrant Certificate countersigned by the Equity Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Equity Warrants. The Equity Warrant Agent shall have no duty, liability or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Equity Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.2 hereof, to make any demand upon the Company.

               (m) INCURRENCE OF FINANCIAL LIABILITY BY EQUITY WARRANT AGENT. No provision of this Agreement shall require the Equity Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               Section 7.3 COMPLIANCE WITH APPLICABLE LAWS. The Equity Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Equity Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding.

Section 7.4 RESIGNATION AND APPOINTMENT OF SUCCESSOR.

               (a) The Company agrees, for the benefit of the Holders of the Equity Warrants, that there shall at all times be an Equity Warrant Agent hereunder until all the Equity Warrants are no longer exercisable.

               (b) The Equity Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Equity Warrant Agent and acceptance of such appointment by such successor Equity Warrant Agent, as hereinafter provided. The Equity Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Equity Warrant Agent (which shall be a Person organized under the laws of the United States of America, or one of the states thereof) and the acceptance of such appointment by such successor Equity Warrant Agent. In the event a successor Equity Warrant Agent has not been appointed and has not accepted its duties within 30 days of the Equity Warrant Agent's notice of resignation, the Equity Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Equity Warrant Agent.

               (c) In case at any time the Equity Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Equity Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Equity Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Equity Warrant Agent. Upon the appointment as aforesaid of a successor Equity Warrant Agent and acceptance by the latter of such appointment, the Equity Warrant Agent so superseded shall cease to be the Equity Warrant Agent hereunder.

               (d) Any successor Equity Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Equity Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Equity Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Equity Warrant Agent shall be entitled to receive all monies, securities and other property on deposit with or held by such predecessor, as Equity Warrant Agent hereunder.

               (e) Any Person into which the Equity Warrant Agent hereunder may be merged or converted or any Person with which the Equity Warrant Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Equity Warrant Agent shall be a party, or any Person to which the Equity Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Equity Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Equity Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 8.

                                  MISCELLANEOUS

               Section 8.1 AMENDMENT.

               (a) This Agreement and the Equity Warrants may be amended by the Company and the Equity Warrant Agent, without the consent of the Holders of Equity Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Equity Warrants.

               (b) The Company and the Equity Warrant Agent may modify or amend this Agreement and the Equity Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Equity Warrants affected by such modification or amendment, for any purpose; PROVIDED, HOWEVER, that no such modification or amendment that shortens the period of time during which the Equity Warrants may be exercised, or increases the per share Exercise Price, or otherwise materially and adversely affects the exercise rights of the holders or reduces the percentage of holders of outstanding Equity Warrants the consent of which is required for modification or amendment of this Agreement or the Equity Warrants, may be made without the consent of each Holder affected thereby.

               (c) Upon request, the Company shall deliver to the Equity Warrant Agent an Officer's Certificate which states that the proposed modification or amendment is in compliance with the terms of this Section 8.1.

               Section 8.2 NOTICES AND DEMANDS TO THE COMPANY AND EQUITY WARRANT AGENT. If the Equity Warrant Agent shall receive any written notice or demand addressed to the Company by any Holder pursuant to the provisions of the Equity Warrant Certificate, the Equity Warrant Agent shall promptly forward such notice or demand to the Company.

               Section 8.3 ADDRESSES FOR NOTICES. Any communications from the Company to the Equity Warrant Agent with respect to this Agreement shall be addressed to Mellon Investor Services LLC, 520 Pike Street, Suite 1220, Seattle, WA 98101, Attention: Tom Cooper; any communications from the Equity Warrant Agent to the Company with respect to this Agreement shall be addressed to Expedia, Inc., 3150 139th Avenue SE, Bellevue, WA 98005; Attention: General Counsel; or such other addresses as shall be specified in writing by the Equity Warrant Agent or by the Company.

               Section 8.4 GOVERNING LAW. This Agreement and the Equity Warrants shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

               Section 8.5 GOVERNMENTAL APPROVALS. The Company will from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Equity Warrants may be listed or authorized for trading from time to time and filings under the United States federal and state laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Equity Warrants, and the exercise of the Equity Warrants. The Equity Warrant Agent shall have no responsibility or liability to inquire as to whether the Company has filled its obligations under this Section 8.5, or to perform any such obligations whatsoever.

               Section 8.6 RESERVATION OF SHARES OF COMMON STOCK. The Company covenants that it will at all times reserve and keep available, free from preemptive rights (other than such rights as do not affect the ownership of shares issued to a Holder), out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting exercises of Equity Warrants, the full number of shares of Common Stock deliverable upon the exercise of all outstanding Equity Warrants not theretofore exercised and on or before taking any action that would cause an adjustment resulting in an increase in the number of shares of Common Stock deliverable upon exercise above the number thereof previously reserved and available therefor, the Company shall take all such action so required. For purposes of this Section 8.6, the number of shares of Common Stock which shall be deliverable upon the exercise of all outstanding Equity Warrants shall be computed as if at the time of computation all outstanding Equity Warrants were held by a single holder. Before taking any action which would cause an adjustment reducing the price per share of Common Stock issued upon exercise of the Equity Warrants below the then par value (if any) of such shares of Common Stock, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such Exercise Price.

               Section 8.7 COVENANT REGARDING SHARES OF COMMON STOCK. All shares of Common Stock which may be delivered upon exercise of the Equity Warrants will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights (other than rights which do not affect the Holder's right to own the shares of Common Stock to be issued), and prior to the Exercise Date the Company shall take any corporate action necessary therefor. The issuance of all such shares of Common Stock shall, to the extent permitted by law, be registered under the Securities Act of 1933, as amended.

               Section 8.8 PERSONS HAVING RIGHTS UNDER AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Company, the Equity Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Equity Warrant Agent and their successors and of the Holders of Equity Warrant Certificates.

               Section 8.9 DELIVERY OF PROSPECTUS. The Company will furnish to the Equity Warrant Agent sufficient copies of a prospectus or prospectuses relating to the Common Stock deliverable upon exercise of any outstanding Equity Warrants (each a "PROSPECTUS"), and the Equity Warrant Agent agrees to deliver to the Holder of the Equity Warrant, prior to or concurrently with the delivery of the Common Stock issued upon the exercise thereof, a copy of the Prospectus relating to such Common Stock.

               Section 8.10 HEADINGS. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               Section 8.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

               Section 8.12 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the office of the Equity Warrant Agent, for inspection by the Holders of Equity Warrants.


                  [Remainder of page left intentionally blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                              Expedia, Inc.


                              By: /s/ KEENAN CONDER
                                 ------------------
                                 Keenan Conder
                                 Senior Vice President, General Counsel
                                 & Secretary


                              MELLON INVESTOR SERVICES LLC,
                              AS EQUITY WARRANT AGENT


                              By:  /s/ AUTOHORIZED REPRESENTATIVE
                              -----------------------------------
                              Name:  Authorized Representative
                              Title:

                                                                       EXHIBIT A


                                    SPECIMEN
                                                          30212P 12 1
                                      FACE

No. W ___                                                     Equity Warrants


                           EQUITY WARRANT CERTIFICATE


                                  EXPEDIA, INC.

               This Warrant Certificate certifies that_____________________, or registered assigns, is the registered Holder of Equity Warrants (the "Equity Warrants") to purchase Common Stock, par value $0.001 per share, of Expedia, Inc., a Delaware corporation (the "Company"). Each Equity Warrant entitles the Holder to purchase from the Company .969375 fully paid and nonassessable shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") at any time on or before 5:00 p.m. New York City time February 4, 2009, at the exercise price (the "Exercise Price") of $11.56 payable in lawful money of the United States of America upon surrender of this Equity Warrant Certificate and payment of the Exercise Price at the office or agency of the Equity Warrant Agent, upon such conditions set forth herein and in the Stockholder Equity Warrant Agreement (as hereinafter defined). Payment of the Exercise Price must be made in lawful money of the United States of America, in cash or by certified check or bank draft or bank wire transfer payable to the order of the Company. The number of shares which may be purchasable upon exercise of the Equity Warrants is subject to adjustment upon the occurrence of certain events set forth in the Stockholder Equity Warrant Agreement. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon exercise of the Equity Warrants.

               By acceptance of this Equity Warrant Certificate, each Holder agrees to be bound by the terms of the Stockholder Equity Warrant Agreement.

               Reference is hereby made to the further provisions of this Equity Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized defined terms used herein have the same meaning as in the Stockholder Equity Warrant Agreement.

               This Equity Warrant Certificate shall not be valid unless countersigned by the Equity Warrant Agent, as such term is used in the Stockholder Equity Warrant Agreement.

                   IN WITNESS WHEREOF, Expedia, Inc. has caused this Equity Warrant Certificate to be duly executed under its corporate seal.


                                                     EXPEDIA, Inc.


                                                     By:
                                                           ---------------------
                                                           Name:
                                                           Title:

Attest:

------------------------------

Countersigned:

MELLON INVESTOR SERVICES LLC,
as Equity Warrant Agent

By:
   ---------------------------
      Authorized Signature
      Name:
      Title:

                                     REVERSE


                           EQUITY WARRANT CERTIFICATE


                                  EXPEDIA, INC.

               The Equity Warrants evidenced by this Equity Warrant Certificate are part of a duly authorized issue of Equity Warrants issued pursuant to a Stockholder Equity Warrant Agreement dated as of August 9, 2005 (the "Stockholder Equity Warrant Agreement"), duly executed and delivered by the Company to Mellon Investor Services LLC, a New Jersey limited liability company, as Equity Warrant Agent (the "Equity Warrant Agent"), which Stockholder Equity Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Equity Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered Holders or registered Holder) of the Equity Warrants.

               Equity Warrants may be exercised to purchase .969375 shares of Common Stock of the Company, par value $0.001 per share ("Common Stock") subject to such terms and conditions as are set forth in the Stockholder Equity Warrant Agreement at any time on or before 5:00 p.m. New York City time on February 4, 2009, at the Exercise Price set forth on the face hereof. The Holder of Equity Warrants evidenced by this Equity Warrant Certificate may exercise them by surrendering the Equity Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the office of the Equity Warrant Agent. In the event that upon any exercise of Equity Warrants evidenced hereby the number of Equity Warrants exercised shall be less than the total number of Equity Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Equity Warrant Certificate evidencing the number of Equity Warrants not exercised. Nothing contained in the Stockholder Equity Warrant Agreement or in this Equity Warrant Certificate shall be construed as conferring upon the Holders thereof the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to consent or to receive notice as stockholders in respect of meetings of stockholders for the election of Directors of the Company or any other matter, or any other rights whatsoever as stockholders of the Company.

               The Stockholder Equity Warrant Agreement provides that upon the occurrence of certain events, the number of shares of Common Stock issuable upon exercise of an Equity Warrant may, subject to certain conditions, be adjusted.

               Equity Warrant Certificates, when surrendered at the office of the Equity Warrant Agent by the registered Holder thereof in person or by a legal representative duly authorized in writing or by registered mail, return receipt requested, may be exchanged, in the manner and subject to the limitations provided in the Shareholder Equity Warrant Agreement, but without payment of any service charge, for another Equity Warrant Certificate or Equity Warrant

Certificates of like tenor evidencing in the aggregate a like number of Equity Warrants and registered in the name of such registered Holder.

               Upon due presentment for registration of transfer of this Equity Warrant Certificate at the office of the Equity Warrant Agent or by registered mail, return receipt requested, a new Equity Warrant Certificate or Equity Warrant Certificates of like tenor and evidencing in the aggregate a like number of Equity Warrants shall be issued to the transferee(s) in exchange for this Equity Warrant Certificate, subject to the limitations provided in the Stockholder Equity Warrant Agreement, without charge except for any transfer, stamp or other similar tax or other governmental charge imposed in connection therewith.

               The Company and the Equity Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Equity Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Equity Warrant Agent shall be affected by any notice (other than a duly presented registration of transfer in accordance with the previous paragraph) to the contrary and shall not be bound to recognize any equitable or other claim to or interest in such Equity Warrant on the part of any other person.

                                  EXPEDIA, INC.
                              ELECTION TO PURCHASE

EXPEDIA, INC.
139th Avenue SE
Bellevue, WA  98005

               The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Equity Warrant Certificate for ___ Equity Warrants, and to purchase thereunder the shares of Common Stock (the "SHARES") provided for therein, and requests that certificates for the Shares be issued in the name of:





             (Please Print Name, Address and Social Security Number)

If said number of Equity Warrants to be exercised shall not be all of the Equity Warrants evidenced by this Equity Warrant Certificate, the undersigned requests that a new Equity Warrant Certificate for the balance of the Equity Warrants be registered in the name of the undersigned or his Assignee as below indicated and delivered to the address stated below:

Dated:  __________, 200__

Name of Equity Warrant Holder or
   Assignee (Please Print):
                               -------------------------------------------------

Address:
            --------------------------------------------------------------------

Signature:
            --------------------------------------------------------------------
            (Signature must conform to name of Holder as specified on the face of the Equity Warrant Certificate)

Signature Guaranteed:

            ---------------------------------------
            Signature of Guarantor

                                   ASSIGNMENT


                    (To be executed by the registered Holder
                       if such Holder desires to transfer
                                Equity Warrants)


   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                   -------------------------------------------
                     (Print name and address of transferee)

_______ Equity Warrants, evidenced by this Equity Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the Equity Warrant Certificate on the books of the Company, with full power of substitution. If said number of Equity Warrants to be transferred shall not be all of the Equity Warrants evidenced by this Equity Warrant Certificate, the assignor and assignee agree that such Attorney shall submit this Equity Warrant Certificate to the Company and request that New Equity Warrant Certificates for the applicable number of Equity Warrants be registered in the names of the undersigned as below indicated and delivered to the addresses below:

Dated:                                     Signature:
------------------------------------       -------------------------------------
(Insert Social Security or Identifying     (Signature must conform to name of
Number of Assignee)                        holder as specified on the face of
                                           the Equity Warrant Certificate)


Address of Assignor (if necessary):
                                           -------------------------------------

Address of Assignee (if necessary):
                                           -------------------------------------

Signature Guaranteed:

------------------------------------
Signature of Guarantor

                                                                       EXHIBIT B

                                  EXPEDIA, INC.

                               NOTICE OF PURCHASE

EXPEDIA, INC.
139th Avenue SE
Bellevue, WA  98005


                  The undersigned hereby irrevocably elects to exercise the right to purchase ________________ shares of the common stock, par value $0.001 per share, of Expedia, Inc. ("Common Stock") pursuant to the terms of the Stockholder Equity Warrant Agreement (the "Stockholder Equity Warrant Agreement"), dated as of August 9, 2005, duly executed and delivered by Expedia, Inc., a Delaware corporation (the "Company"), to Mellon Investor Services LLC, a New Jersey limited liability company, as Equity Warrant Agent, which Stockholder Equity Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Equity Warrant Agent, the Company and the Holders (as defined in the Stockholder Equity Warrant Agreement) of the Equity Warrants (as defined in the Stockholder Equity Warrant Agreement), and tenders herewith payment of the purchase price in full, together with all applicable transfer, stamp or similar taxes, if any.

                  Please issue a certificate or certificates representing the shares of Common Stock indicated above in the name of the undersigned or in such other name as is specified below:



             (Please Print Name, Address and Social Security Number)



         Dated:  _______________________, 200__

         Name of Equity Warrant Holder
              (Please Print):
                             ---------------------------------------------------

         Address:
                   -------------------------------------------------------------

         Signature:
                   -------------------------------------------------------------